Exhibit 99.1

ARC GROUP WORLDWIDE ANNOUNCES AMENDED & RESTATED CREDIT AGREEMENT, FORM 10-K FILING, AND 1ST QUARTER EARNINGS RELEASE DATE

DELAND, FL — November 11, 2014 — ARC Group Worldwide, Inc. (NASDAQ: ARCW), a leading global provider of advanced manufacturing and 3D printing solutions today announced that it has amended and restated its existing credit agreement and entered into a new $20 million  subordinated term loan agreement.  The Company also announced that it has filed its fiscal year 2014 Form 10-K with the Securities and Exchange Commission (“SEC”) and announced its first quarter fiscal 2015 earnings release date.

In connection with the new capital structure, ARC is in compliance with its lenders, and has increased balance sheet flexibility having paid down a portion of senior debt with the net proceeds from the new subordinated term loan agreement.

Having completed the new capital structure, the Company has now filed its Form 10-K with the SEC (which shall become publicly available on November 12, 2014 following the Veterans Day federal holiday).  No changes in the Form 10-K were required with respect to any previously disclosed financial information relating to the fiscal year ended June 30, 2014 or the preliminary results previously released regarding the first quarter ended September 28, 2014.  The filing of the Form 10-K will also fully remediate the prior compliance deficiency of the Company with Nasdaq Stock Market for not having made the filing on its due date.

The Company also announced it will issue its earnings press release for the first quarter ended September 28, 2014 after the market closes on Wednesday November 12, 2014.  The Company will hold a conference call to discuss the quarterly results on Wednesday November 12th, 2014 at 5:00 pm Eastern time.  Interested parties can call 888-505-4368 and use code 1618805.  A transcript of the call will be available at the investor relations section of the Company’s website beginning approximately twenty-four hours following the end of the conference call.

About ARC Group Worldwide, Inc.

ARC Group Worldwide is a leading global advanced manufacturing and 3D printing service provider.  Founded in 1987, the Company offers its customers a compelling portfolio of advanced manufacturing technologies and cutting-edge capabilities to improve the efficiency of traditional manufacturing processes and accelerate their time to market.  In addition to being a world leader in metal injection molding (“MIM”), ARC has significant expertise in 3D printing and imaging, materials science, advanced tooling, automation, machining, stamping, plastic injection molding, lean manufacturing, and robotics.  For more information about ARC Group Worldwide, please visit www.ArcGroupWorldwide.com, or its operating subsidiaries at www.3DMaterialTechnologies.com, www.AFTmim.com, www.AFTmimHU.com, www.ARCmim.com, www.ArcWireless.net, www.ATCmold.com, www.FloMet.com, www.GeneralFlange.com, www.Injectamax.com, www.kecycorporation.com, www.TeknaSeal.com, and www.ThixoWorks.com.

IMPORTANT INFORMATION

This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995, which are based on ARC’s current expectations, estimates and projections about future events. These include, but are not limited to, statements, if any, regarding business plans, pro-forma statements and financial projections, ARC’s ability to expand its services and realize growth.  These statements are not historical facts or guarantees of future performance, events or results.  Such statements involve potential risks and uncertainties, and the general effects of financial, economic, and regulatory conditions affecting our industries.  Accordingly, actual results may differ materially.  ARC does not have any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  For additional factors that may affect future results, please see filings made by ARC with the SEC, including its Form 10-K for the fiscal year ended June 30, 2014 and Form 10-Q for the period ended September 28, 2014, as well as current reports on Form 8-K filed from time-to-time with the SEC.

CONTACT: Drew M. Kelley
PHONE: (303) 467-5236
Email: InvestorRelations@ArcGroupWorldwide.com